PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent Registered
Public Accounting Firm

To the Trustees of DWS
Allocation Series and the
Shareholders of DWS Conservative
Allocation Fund,
DWS Moderate Allocation Fund,
DWS Growth Allocation Fund and
DWS Growth Plus Allocation Fund:

In planning and performing our
audits of the financial
statements of DWS Conservative
Allocation Fund
(formerly Pathway Conservative
Portfolio), DWS Moderate
Allocation Fund (formerly
Pathway Moderate
Portfolio), DWS Growth
Allocation Fund (formerly
Pathway Growth Portfolio) and
DWS Growth Plus
Allocation Fund (formerly
Pathway Growth Plus Portfolio),
respectively (the four funds
constituting DWS
Allocation Series) (formerly
Scudder Pathway Series) (the
"Funds") as of and for the year
ended August
31, 2006, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United
States), we considered the
Fund's internal control over
financial reporting, including
control activities for
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing
our opinion on the financial
statements and to comply with
the requirements of Form N-SAR,
but not for
the purpose of expressing an
opinion on the effectiveness of
the Fund's internal control over
financial
reporting.  Accordingly, we
express no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by
management are
required to assess the expected
benefits and related costs of
controls.  A fund's internal
control over
financial reporting is a process
designed to provide reasonable
assurance regarding the
reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with
generally accepted accounting
principles.  Such internal
control over financial reporting
includes policies
and procedures that provide
reasonable assurance regarding
prevention or timely detection
of
unauthorized acquisition, use or
disposition of a fund's assets
that could have a material
effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may not
prevent or detect
misstatements. Also, projections
of any evaluation of
effectiveness to future periods
are subject to the risk
that controls may become
inadequate because of changes in
conditions, or that the degree
of compliance
with the policies or procedures
may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow
management or
employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A significant deficiency is a
control deficiency, or
combination of control
deficiencies, that adversely
affects the Funds' ability to
initiate, authorize, record,
process or report
external financial data reliably
in accordance with generally
accepted accounting principles
such that there
is more than a remote likelihood
that a misstatement of the
Funds' annual or interim
financial statements
that is more than
inconsequential will not be
prevented or detected. A
material weakness is a control
deficiency, or combination of
control deficiencies, that
results in more than a remote
likelihood that a
material misstatement of the
annual or interim financial
statements will not be prevented
or detected.

Our consideration of the Funds'
internal control over financial
reporting was for the limited
purpose
described in the first paragraph
and would not necessarily
disclose all deficiencies in
internal control over
financial reporting that might
be significant deficiencies or
material weaknesses under
standards
established by the Public
Company Accounting Oversight
Board (United States).  However,
we noted no
deficiencies in the Funds'
internal control over financial
reporting and its operation,
including controls for
safeguarding securities, that we
consider to be material
weaknesses as defined above as
of August 31,
2006.

This report is intended solely
for the information and use of
the Trustees, management, and
the Securities
and Exchange Commission and is
not intended to be and should
not be used by anyone other than
these
specified parties.


October 26, 2006